LOAN ASSIGNMENT AGREEMENT

I.    PARTIES: The parties to this Loan Assignment Agreement are as follows:
      Technology Spin Off Systems, LLC, a New York limited liability company (hereinafter referred to as "Assignee"); and DCI USA, INC., a Delaware corporation (hereinafter referred to as "Assignor").

II.   RECITALS:

      A. Assignor entered into a loan agreement ("the Loan Agreement") with Apros & Chay MB Ltd., an Israeli limited liability company ("A&C"), wherein Assignor agreed to loan A&C $96,000 (of which $1,000 was sold by the Assignor in March 2005) and A&C agreed to provide Assignor with a pledge to all of the share capital of A&C and a separate pledge of all of the shares of Technoprises Ltd., an Israeli limited liability company traded as an over-the-counter bulletin board company, held by A&C, in addition to certain warrant rights to purchase additional shares in A&C, all of which is set forth in the Loan Agreement, dated December 13, 2004, and attached hereto as Attachment I.

      B. Assignor and A&C entered into a modification of the Loan Agreement ("the Loan Modification Agreement"), dated December 31, 2004, wherein Assignor loan A&C an additional $60,000 and A&C granted Assignor additional warrant rights, all of which is set forth in the Loan Modification Agreement attached hereto as Attachment II. The Loan Agreement and the Loan Modification Agreement shall be hereinafter referred to as "the Loan Agreements."

III. LOAN AGREEMENT ASSIGNMENT: Subject to the terms and conditions hereof, for good and valuable consideration, Assignee agrees to purchase and Assignor agrees to sell and assign any and all rights and interests in and to the Loan Agreements.

IV.   PURCHASE PRICE: Assignee agrees to pay Assignor $250,000 as follows:

      (a)   $50,000 by cash payment upon the execution of this Agreement.
      (b) $50,000 by paying on behalf of Assignor the full amount due under a certain promissory note in the amount of $50,000 made by Assignor in favor of Gad Ichaki and dated June 28, 2005, a copy of which is attached hereto as Attachment III ("the Ichaki Note"). Upon payment of the Ichaki Note, Assignee shall be responsible to obtain the Ichaki Note marked paid in full and provide it to Assignor.
      (c) $150,000 by cash payment on September 13, 2007, but such payment shall be conditioned on the release of all Technoprises, Ltd., shares currently held as a pledged security by Cornell Capital Partners, LP ("Cornell"). In the event that the Technoprises, Ltd., shares are not released by Cornell by September 13, 2007, this Agreement shall be cancelled and Assignee shall receive $100,000 worth of common shares of Assignor at the then existing market value, but in no event less than net asset value.

V.    REPRESENTATIONS OF ASSIGNOR

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      a.    Assignor has relied solely upon Assignor's own investigation in making a decision to sell and assign its interest in and to the Loan Agreements to Assignee.

      b. Assignor has had full opportunity to ask questions and to receive satisfactory answers concerning Assignee and other matters pertaining to the sale and all such questions have been answered to Assignor's full satisfaction.

      c. Organization and Qualification. Assignor, is a corporation duly organized, validly existing and in good standing under the laws of Delaware.

            d.    Authorization; Title

            i. Assignor has all requisite corporate power and authority to enter into and perform this agreement and to consummate the transactions contemplated hereby in accordance with the terms hereof.

            ii. The execution and delivery of this Agreement and the consummation by it of the transactions contemplated hereby have been duly authorized by Assignor's Board of Directors and no further consent or authorization of any third party, including without limitation the Board of Directors or stockholders of Assignor, is required.

            iii. This Agreement has been duly executed and delivered by Assignor by its authorized representative, and such authorized representative is the true and official representative with authority to sign this agreement and the other documents executed in connection herewith and bind Assignor accordingly.

            iv. This Agreement constitutes a legal, valid and binding obligation of Assignor enforceable against Assignor in accordance with its terms.

            v. Assignor warrants that Assignor has good, absolute, and marketable title to the Loan Agreements free and clear of all liens, claims, encumbrances, and restrictions of every kind; and Assignor has the complete and unrestricted right, power, and authority to sell, transfer, and assign the Loan Agreement pursuant to this contract.

            vi. Assignor has not received any repayment of any amounts due under the Loan Agreements from A&C from A&C or any other party on A&C's behalf.

      e.    No Conflicts.

            i. The execution, delivery and performance of this Agreement by Assignor and the consummation by Assignor of the transactions contemplated hereby, will not conflict with or result in a violation of any provision of the Articles of Incorporation or By-laws of Assignor; or

            ii. Violate or conflict with, or result in a breach of any provision of, or constitute a default (or an event which with notice or lapse of time or both could become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture, patent, patent license or instrument to which Assignor is a party.

VI.   Representations by Assignee

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      a.    Assignee has relied solely upon Assignee's own investigation in making a decision to purchase its interest in and to the Loan Agreements from Assignee.

      b. Assignee has had full opportunity to ask questions and to receive satisfactory answers concerning Assignor and A&C and other matters pertaining to the purchase and assignment and all such questions have been answered to Assignee's full satisfaction.

      c. Assignee is purchasing the Loan Agreements AS IS and except for the explicit representations set forth herein by Assignor, Assignee has not relied upon any statement of fact or omission of fact in arriving at its decision to enter into this Agreement.

      d. Assignee is a limited liability company duly organized, validly existing and in good standing under the laws of New York.

      e.    Authorization; Enforcement.

            i. Assignee has all requisite corporate power and authority to enter into and perform this agreement and to consummate the transactions contemplated hereby in accordance with the terms hereof.
            ii. The execution and delivery of this agreement by part from and the consummation by it of the transactions contemplated hereby have been duly authorized by Assignee's Board of Directors and no further consent or authorization of any third party, including without limitation the Board of Directors or stockholders of Assignee, is required.
            iii. This Agreement has been duly executed and delivered by Assignee by its authorized representative, and such authorized representative is the true and official representative with authority to sign this agreement and the other documents executed in connection herewith and bind Assignee accordingly, and
            iv. This Agreement constitutes a legal, valid and binding obligation of Assignee enforceable against Assignee in accordance with its terms.

      f. No Conflicts. The execution, delivery and performance of this Agreement by Assignee and the consummation by Assignee of the transactions contemplated hereby, will not:

            i. conflict with or result in a violation of any provision of the Articles of Incorporation or By-laws of Assignee or
            ii. violate or conflict with, or result in a breach of any provision of, or constitute a default (or an event which with notice or lapse of time or both could become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture, patent, patent license or instrument to which Assignee is a party.

VII. Notices. Any notice required to be given hereunder shall be sufficient if in writing, and sent by email or facsimile transmission if receipt is confirmed in a return email or facsimile transmission or by courier service (with proof of service), hand delivery or certified or registered mail (return receipt requested and first-class postage prepaid), addressed as follows:

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     For Assignee:
     Technology Spin Off Systems, LLC
     706 Eastern Parkway
     Suite 1D
     Attn: Michael Vigderhouse, Manager
     Facsimile: 801-760-3901

     For Assignor:
     DCI USA, Inc.
     8 Bond Street
     Great Neck, New York  11021
     Attn: Jonathan Ilan Ofir, CEO
     Email: jiofir@dci-mb.com
     Facsimile: 212-208-3061

BY: DCI USA, INC.

/s/ Jonathan I Ofir
---------------------------------------------
By: Jonathan I. Ofir, Chief Executive Officer

BY: Technology Spin Off Systems, LLC

/s/ Michael Vigderhouse
---------------------------------
By: Michael Vigderhourse, Manager

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